SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 10, 1997

                              VITECH AMERICA, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                      0-21369                 65-041-9086
----------------------------          ----------            -------------------
(State or other jurisdiction         (Commission              (IRS Employer
   of incorporation)                 File Number)           Identification No.)

                 8807 NORTHWEST 23 STREET, MIAMI, FLORIDA 33172
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          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (305) 477-1161

                                       N/A
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 10, 1997, Vitech America, Inc. (the "Company") entered into agreements with Microhold Participacoes e Empreendimentos S/C Ltda., and Microtec Holding USA, Inc. whereby the Company acquired 94.4% of the capital stock of Microtec Sistemas Industria e Comercio S.A. ("Microtec"). In accordance with the agreements, the Company paid consideration in the form of 192,857 shares of Vitech America, Inc. common stock and $11,950,000 in cash. Of the $11,950,000 in cash, $6,000,000 was paid upon closing of the acquisition and the remainder will be paid in monthly installments over an eight month period commencing August 13, 1997. The number of shares issued as consideration was based on a per share value of $14 which approximated the market value of the common stock at the time negotiations were completed. The shares of common stock issued will be held in escrow for a period one year from the date of the closing of the acquisition against any contingent liabilities associated with the prior operations of Microtec. The consideration paid was derived through negotiations between the Company and the shareholders of Microtec. The shareholders of Microtec had no relationship with the Company or any of its affiliates prior to the acquisition.

         The Company financed the acquisition through the private placement of a senior convertible note. Such note was issued for the principal amount $10,000,000 on June 26, 1997 to Georges C. St. Laurent Jr., the father of Georges St. Laurent III, the Company's Chairman of the Board and Chief Executive Officer, and William St. Laurent, the Company's President and Chief Operating Officer. The note bears an annual interest rate of 10% payable monthly and is convertible into common stock of the Company, in whole or in part, at the rate of one share of common stock for each $15 of principal converted. The note has a term of two years.

         Microtec, which was established in 1980, is a manufacturer and marketer of its own line of personal computers and servers in the Federal Republic of Brazil. During the year ended December 31, 1996, Microtec had net sales in the amount of $72.1 million and net income in the amount of $2.1 million. The acquisition of Microtec is being accounted for under the purchase method of accounting.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a) As of the date of this filing of the Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 25, 1997.

(b) As of the date of this filing of the Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this item 7(b). In accordance with Item 7(a)(4) of Form 8-K, such pro forma financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 25, 1997.

(c)  Exhibits:

     (2.1) Contract for Discontinuation of Company Participations and other Agreements between Vitech America, Inc., Microtec Holding USA, Inc. and Microhold Participacoes e Empreendimentos S/C Ltda. dated July 10, 1997.

     (2.2) Purchase agreement between Vitech America, Inc. and Microtec Holdings USA, Inc. dated July 10, 1997.


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     (10.13)  Senior convertible note payable to Georges C. St. Laurent Jr.
              dated June 26, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VITECH AMERICA, INC.

                                        By: /s/ WILLIAM ST. LAURENT
                                           ---------------------------
                                            William St. Laurent, President and
                                            Chief Operating Officer

Dated:  July 25, 1997